INVOICE PURCHASE AGREEMENT

THIS INVOICE PURCHASE AGREEMENT is made on January 30, 2018 between Sharedlabs, Inc. d/b/a SharedLabs; ITech US, Inc. d/b/a iTech; and Smartworks, LLC d/b/a SmartWorks collectively known as (“Seller”) and LSQ Funding Group, L.C. (“Purchaser”).

1.	Definitions and Index to Definitions. The following terms shall have the following meanings. All capitalized terms not defined in this Agreement shall have the meaning set forth in the Uniform Commercial Code (the “UCC”) as adopted in the Chosen State:

1.1.	“Advance Rate” - 90.00%, which percent may be revised at any time by Purchaser in Purchaser’s reasonable discretion. Notwithstanding the foregoing, the Advance Rate for unbilled invoices shall be 75.0%, which percent may be revised at any time by the Purchaser in Purchaser’s reasonable discretion.

1.2.	“Aging and Collection Fee” - N/A

1.3.	“Avoidance Claim” - Any claim that a payment received by Purchaser is a preference or otherwise avoidable under the United States Bankruptcy Code or any other debtor-relief statute.

1.4.	“Balance Subject to Funds Usage Daily Fee” - The unpaid Face Amount of all Purchased Accounts minus the Reserve Account.

1.5.	“Chosen State” - Delaware.

1.6.	“Clearance Days” - Three (3) business days.

1.7.	“Closed Account” - An Account for which Purchaser has received full payment.

1.8.	“Collateral” - All now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation: Accounts, including health-care insurance receivables; Chattel Paper; Inventory; Equipment; Instruments, including Promissory Notes; Investment Property; Documents; Deposit Accounts; Letter of Credit Rights; General Intangibles; and Supporting Obligations.

1.9.	“Daily Rate Fee” - The product of the Daily Rate and the Face Amount of each Purchased Account, calculated daily from invoice date as long as the invoice is outstanding.

1.10.	“Daily Rate” - 0.0367% of the Face Amount of each Account.

1.11.	“Early Termination Fee” - See Sections 21.1. through 21.3.

1.12.	“Eligible Account” - An Account at all times acceptable to Purchaser in its sole discretion.

1.13.	“Eligibility Period” - 60 days beyond net terms of the Invoice, but in no case more than 120 days from Invoice date.

1 of 9

1.14.	“Events of Default” - See Section 19.

1.15.	“Face Amount” - The face amount due on a Purchased Account at the time of purchase.

1.16.	“Funds Usage Daily Fee” N/A

1.17.	“Ineligible Account” - An Account other than an Eligible Account as deemed by Purchaser in its sole discretion.

1.18.	“Invoice” - The document that evidences or is intended to evidence an Account.

1.19.	“Late Charge” - 18% per annum, which shall accrue and be payable on demand on any obligation not paid when due.

1.20.	“Maximum Amount” - $15,000,000.00.

1.21.	“Misdirected Payment Fee” - 15.00% percent of the amount of any payment on account of a Purchased Account which has been received by Seller or by a third party and not paid to Purchaser on the next Business Day following the date of receipt by Seller or the date of Seller’s knowledge of receipt by such third party.

1.22.	“Origination Fee” – 0.40% of the Maximum Amount, paid at initial purchase of accounts.

1.23.	“Parties” - Seller and Purchaser.

1.24.	“Payor” - An Account Debtor, other obligor, or entity obligated on an Account, making payment for the account of such party.

1.25.	“Prime Rate” - N/A

1.26.	“Prime Rate Adjustment” - N/A

1.27.	“Purchase Price” - The Face Amount of a Purchased Account minus the Invoice Purchase Fee.

1.28.	“Purchased Account” - An Account purchased which is not a Closed Account.

1.29.	“Required Reserve Amount” - 100% minus the Advance Rate multiplied by the unpaid Face Amount of Eligible Accounts, plus 100% of the Face Amount of Ineligible Accounts, plus accrued fees and expenses.

1.30.	“Reserve Account” - An account or accounts on the books of Purchaser for the purposes set forth herein.

1.31.	“Reserve Shortfall” - The amount by which the Reserve Account is less than the Required Reserve Amount.

1.32.	“Term and Termination Date” - See Section 21.

2 of 9

2.	Assignment and Sale. Seller shall sell to Purchaser as absolute owner, and Purchaser shall purchase from Seller, Seller’s Accounts as Purchaser determines in its sole discretion. Each Account shall be accompanied by such documentation supporting and evidencing the Account as Purchaser may request. Purchaser shall pay the Purchase Price of any Purchased Account, less the Required Reserve Amount and any amounts due to Purchaser from Seller, within two (2) business days of the date of Purchase. Seller represents that all Purchased Accounts are true and collectible and are sold to Purchaser free and clear of any claims.

3.	Reserve Account. Purchaser may credit any portion of any Purchase Price to the Reserve Account, including but not limited to the amount of the Reserve Shortfall. So long as there is no existing Event of Default, Purchaser shall pay to Seller upon Seller’s request, any amount by which the Reserve Account exceeds the Required Reserve Amount. Purchaser may charge the Reserve Account for any amounts accrued and unpaid from Seller to Purchaser.

4.	Notice of Assignment and Lock Box. Purchaser may notify any Account Debtors obligated with respect to any Account that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser. All Invoices for Accounts sent by Seller to Account Debtors shall contain on the face of the Invoice the following legend: “This account is assigned and payable only to LSQ Funding Group, L.C. Payments should be sent to LSQ at: P.O. Box 404322, Atlanta, GA 30384-4322.”

5.	Authorization for Purchases. Purchaser is authorized to purchase Accounts upon instructions received from any authorized representative designated by Seller.

6.	Fees. Seller shall pay to Purchaser throughout the Term or any Renewal Term of this Agreement, the Daily Rate Fee and the Aging and Collection Fee, on the date(s) that each Fee is due and payable as provided as set forth in Sections 1.10., and 1.2 herein.

7.	Other Charges and Expenses. Seller shall reimburse Purchaser $15.00 for wire fees, the actual UCC Filing fees, the Misdirected Payment Fee, and the actual field examination fees directly incurred by Purchaser in the administration of this Agreement. Reimbursable Expenses are due at the time of payment of the applicable fees or expenses by Purchaser and may be charged to the Reserve Account.

8.	Repurchase Of Accounts. Seller shall immediately on demand by Purchaser repurchase any Purchased Account that Purchaser determines at any time is uncollectible for any reason or is otherwise no longer an Eligible Account and on such demand shall pay to Purchaser the then unpaid Face Amount of the Account, together with any accrued but unpaid fees relating to the Account. Purchaser shall retain its security interest in any Account repurchased by Seller.

9.	Security Interest. To secure payment and performance of all present and future obligations of Seller to Purchaser, Seller grants to Purchaser a continuing first priority security interest in and to the Collateral, and authorizes Purchaser to file a UCC-1 in all jurisdictions and offices Purchaser deems appropriate which names Seller as the debtor and covering the Collateral.

10.	Clearance Days. Clearance Days will be added to the date on which Purchaser receives any payment before such payment is credited to reduce outstanding amounts due hereunder.

3 of 9

11.	Authorization to Purchaser. Seller authorizes Purchaser, at Seller’s expense, to exercise the following powers until Purchaser has been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, proceeds of any Collateral; (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of all Collateral; (c) file any claim under any bond or under any trust fund; (d) pay any sums necessary to discharge any lien, claim, or encumbrance which is senior to Purchaser’s security interest in any assets of Seller, which sums shall be included as obligations of Seller and which shall accrue the Late Charge and be immediately due and payable; (e) notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order and directly and solely to Purchaser; (f) communicate directly with Seller’s Payors to verify the amount and validity of any Account created by Seller; and (g) endorse and deposit on behalf of Seller any checks tendered by an Account Debtor “in full payment” of its obligation to Seller.

12.	ACH Authorization. Purchaser may process electronic debit or credit entries through the ACH system to any deposit account of Seller.

13.	Covenants By Seller.

13.1.	After written notice by Purchaser to Seller, and automatically, without notice following an Event of Default, Seller shall not (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount, (c) release in whole or in part any Account Debtor, or (d) grant credits, discounts, allowances, deductions, or return authorizations for any Accounts.

13.2.	Seller must keep at its principal place of business for a period of five years all books of account and business records customary for the industry, which books and records are subject to inspection by Purchaser and its agents and representatives during normal business hours. Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and Seller shall permit Purchaser or its designee to make copies of such books and records as Purchaser may request.

13.3.	Seller must give Purchaser 5 business days’ prior written notice of any change to its present name, the address of its headquarters or where its books and records are located, and any change to its form or jurisdiction of organization.

13.4.	Seller shall pay when due all of its payroll and other taxes, and shall provide proof of payment to Purchaser.

13.5.	Seller shall not create, incur, or permit the existence of any lien upon any Collateral without prior consent of Purchaser.

13.6.	Seller shall provide Purchaser, within 2 business days of receipt by Seller, copies of any business or legal notices, summonses, complaints, or other proceedings received by Seller.

13.7.	Seller shall pay to Purchaser on the next banking day following the date of receipt by Seller the amount of (a) any payment on account of a Purchased Account; and (b) after the occurrence of an Event of Default, any payment on account of any Account.

4 of 9

14.	Account Stated. Purchaser shall make available to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within 30 days after the availability of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

15.	Account Disputes. Seller shall notify Purchaser of, and at Purchaser’s request, shall settle all disputes concerning any Purchased Account, at Seller’s sole cost and expense. Seller shall not, without Purchaser’s prior consent, compromise or adjust a Purchased Account or grant any additional discounts, allowances or credits on a Purchased Account. Purchaser may attempt to settle, compromise, or litigate any dispute upon such terms, as Purchaser in its sole discretion deems advisable.

16.	Representation and Warranties. Seller represents and warrants that (a) Seller is fully authorized to enter into this Agreement; (b) this Agreement constitutes a legal and valid obligation that is binding upon Seller and that is enforceable against it; (c) Seller is in good standing in the state of its organization; (d) there are no pending actions, suits, or other legal proceedings of any kind (whether civil or criminal) now pending (or, to its knowledge, threatened) against Seller, the adverse result of which would in any material respect affect its property or financial condition, or threaten its continued operations; (e) Seller has not conducted business under or used any other name, whether legal or fictitious; (f) the Purchased Accounts are and will remain bona fide existing obligations created by the sale and delivery of goods or services in the ordinary course of its business, and are unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets, counterclaims, or rights of return or cancellation; and (g) Seller has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

17.	Indemnification. Seller agrees to indemnify Purchaser and save it harmless against any suits, claims, liabilities, demands and expenses, including but not limited to, any loss arising out of the assertion of any Avoidance Claim, and shall pay to Purchaser on demand the amount thereof including attorneys’ fees and expenses, resulting from or arising under this Agreement. With respect to an Avoidance Claim, Seller shall notify Purchaser within two (2) business days of Seller’s becoming aware of the assertion of an Avoidance Claim. This provision shall survive termination of this Agreement.

18.	Disclaimer of Liability. Purchaser will not be liable to Seller for any lost profits, lost savings or other consequential, incidental, punitive, or special damages resulting from or arising out of or in connection with this Agreement.

19.	Default and Events of Default. The following events will constitute an Event of Default hereunder: (a) receipt by Seller or a third party of a Purchased Account which is not paid to Purchaser within three (3) business days following the date of Seller’s receipt or knowledge of receipt by such third party; (b) Seller defaults in the payment of any obligations; (c) the performance of any provision, or any warranty or representation contained proves to be false in any way, howsoever minor, under this Agreement; (d) Seller or any guarantor of the obligations becomes subject to any debtor-relief proceedings; (e) any guarantor fails to perform or observe any of the guarantor’s obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty, or any guaranty shall cease to be in full force and effect for any reason whatever; (f) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of any obligations.

5 of 9

19.1.	SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER’S OBLIGATIONS. PURCHASER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM.

19.2.	Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all obligations shall immediately become due and payable without notice.

20.	Amendment and Waiver. Only a writing signed by all parties may amend this Agreement. No failure or delay in exercising any right shall impair any right that Purchaser has, nor shall any waiver by Purchaser be deemed a waiver of any default or breach occurring subsequently. Purchaser’s rights and remedies are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

21.	Term and Termination Date. This Agreement will be effective when executed by the Parties, will continue in full force and effect for 1 year thereafter (the “Term”), and shall be further extended automatically annually (the “Renewal Term”), unless Seller provides written notice of its intention to terminate at least 30days prior to each anniversary date. Notwithstanding the preceding sentence, such termination shall not occur and the Agreement shall continue as if no notice was given unless, on or before the termination date, Seller has fully repaid Purchaser all monies due, and delivered to Purchaser the release as required by Section 22. below.

21.1.	If effective notice by Seller under Section 21. above is not provided, then in addition to any other fees due under this Agreement, Seller agrees that it will pay an early termination fee equal to 0.75% multiplied by the Maximum Amount set forth in Section 1.19. herein multiplied by the number of months remaining in the Term or any Renewal Term (the “Early Termination Fee”).

21.2.	Notwithstanding Section 21.1., if Seller intends to refinance with a bank its obligations under this Agreement, Seller may terminate this Agreement prior to the end of the Term or any Renewal Term by providing Purchaser 30 days’ prior written notice and refinancing with the bank. If such notice is provided and Seller refinances with the bank, no Early Termination Fee pursuant to Section 21.1. shall be due.

21.3.	If Seller refinances its obligations under this Agreement with a bank without providing notice as required under Section 21.2., Seller may terminate this Agreement prior to the end of the Term or any Renewal Term by paying an early termination fee equal to 0.5% multiplied by the Maximum Amount set forth in Section 1.19.

21.4.	Purchaser may terminate this Agreement at any time by giving Seller 30 days’ prior written notice of termination, whereupon this Agreement shall terminate on the earlier date of 30 days thereafter or the end of the then current Term or Renewal Term, upon which termination date Seller shall fully repay to Purchaser all monies due and deliver to Purchaser the release as required under Section 22. below.

22.	No Lien Termination without Release. Notwithstanding payment in full of all obligations by Seller, Purchaser shall not be required to record any termination or satisfaction of its liens on the Collateral unless and until Seller and any guarantors deliver to Purchaser a general release. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC .

6 of 9

23.	Conflict. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

24.	Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25.	Expenses. In addition to those reasonable expenses set forth in Section 7 herein, Seller agrees to reimburse Purchaser the actual amount of all costs and expenses, including attorneys’ fees and expenses, which Purchaser may incur (a) protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Purchaser’s lien priority; (b) for travel and attorneys’ fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller; and (c) for the actual amount of all costs and expenses, including attorneys’ fees, which Purchaser may incur in enforcing this Agreement, or in connection with any federal or state insolvency proceeding commenced by or against Seller or any Account Debtor, including those (i) arising out of an automatic stay, (ii) seeking dismissal or conversion of a bankruptcy proceeding or (ii) opposing confirmation of Seller’s plan thereunder. All reasonable expenses will be subtracted from the Reserve Account and are payable by Seller upon demand by Purchaser. This provision shall survive termination of this Agreement.

26.	Entire Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance, or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

27.	Choice of Law. This Agreement shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

28.	Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (a) ARISING HEREUNDER, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7 of 9

29.	Venue; Jurisdiction. The parties agree that any suit, action, or proceeding arising out of the subject matter or the interpretation, performance, or breach of this Agreement, shall, if Purchaser so elects, be instituted in any courts of the Chosen State or those located in Duval County, Florida (each an “Acceptable Forum”). Each Party agrees that the Acceptable Forums are convenient to it, and each Party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Acceptable Forums or otherwise in those courts in any such suit, action, or proceeding. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

30.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by such means to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

31.	Notice. All notices required to be given to any Party shall be deemed given upon the first to occur of (i) transmittal sent by commercial overnight carrier, (ii) transmittal by electronic means to a receiver under the control of such Party; or (iii) actual receipt by such Party or an employee or agent of such Party. Notices shall be sent to the following addresses, or to such other addresses as each such Party may in writing hereafter indicate:

PURCHASER:	LSQ Funding Group, L.C.
2600 Lucien Way
	Maitland, FL 32751	Officer: William Samuelson, wsamuelson@lsq.com

SELLER:	Sharedlabs, Inc d/b/a SharedLabs; ITech US, Inc d/b/a iTech; Smartworks, LLC d/b/a SmartWorks
118 West Adams Street, Suite 200
	Jacksonville, FL 322012	Officer: Jason Cory

32.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

33.	Confidentiality and Nondisclosure. The Parties agree that the terms of this Agreement, all business methods and trade secrets, and any and all other records and information clearly and specifically identified by the applicable Party as confidential will be held in strict confidence and treated as the confidential property of the other Party. A Party will not, except in the due performance of its duties or the enforcement of its rights under this Agreement, disclose any of the foregoing to any person, unless specifically authorized to do so in writing by the other Party or unless required by law. The provisions of this Section shall survive the termination of this Agreement.

8 of 9

IN WITNESS WHEREOF the parties hereto have affixed their hands and seals on the day and year first above written.

SELLER: Sharedlabs, Inc. d/b/a SharedLabs

By:

Name:

Title:

SELLER: ITech US, Inc. d/b/a iTech

By:

Name:

Title:

SELLER: Smartworks, LLC d/b/a SmartWorks

By:

Name:

Title:

PURCHASER: LSQ Funding Group, L.C.

By:
William Samuelson Executive Vice President

9 of 9